Exhibit 99.1
CVR Partners Announces First Quarter Results
SUGAR LAND, Texas (May 9, 2011) — CVR Partners, LP (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (UAN) solution fertilizer products, today announced pre-initial public offering net income of $16.7 million for the first quarter 2011 on net sales of $57.4 million.
In the first quarter 2010, the company reported net income of $6.0 million on net sales of $38.3 million.
Adjusted for share-based compensation expense, CVR Partners had adjusted net income of $21.3 million compared to adjusted net income of $7.1 million for the same period in 2010 (see footnote 2 in attached table). CVR Partners posted an adjusted EBITDA of $25.9 million for 2011 compared to $8.8 million in 2010 (see footnote 3 in attached tables).
“We are pleased to issue our first quarter results as CVR Partners, LP,” said Chief Executive Officer Jack Lipinski, “having begun trading on the New York Stock Exchange April 8 with the initial public offering closing on April 13.”
For the first quarter 2011, average realized plant gate prices for ammonia and UAN were $564 per ton and $207 per ton respectively, compared to $282 per ton and $167 per ton respectively for the equivalent period in 2010.
Nitrogen Fertilizers produced 105,300 tons of ammonia during the first quarter of 2011, of which 35,200 net tons were available for sale while the rest was upgraded to 170,600 tons of more highly valued UAN. In the 2010 first quarter, the plant produced 105,100 tons of ammonia with 38,200 net tons available for sale and the remainder upgraded to 163,800 tons of UAN.
On April 13, 2011, CVR Partners closed its initial public offering and sold an aggregate 22.1 million common units, or 30.2 percent of the limited partnership interests, to the public at $16 per common unit. The first distributions to holders of these common units will be made beginning with the quarter ending June 30, 2011, with the first distribution scheduled to be made by Aug. 15, 2011. Although first quarter results will not be part of these distributions, management decided to issue this first quarter report for its interest to CVR Partners’ new investors.

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This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Prospectus dated April 7, 2011, and filed with the SEC on April 11, 2011, and other filings with the SEC. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Partnership undertakes no duty to update its forward-looking statements.
About CVR Partners, LP
Located in Coffeyville, Kansas, CVR Partners, LP is a Delaware limited partnership focused primarily on the manufacture of nitrogen fertilizers. The CVR Partners nitrogen fertilizer manufacturing facility is the only operation in North America that uses a petroleum coke gasification process to produce nitrogen fertilizer and includes a 1,225 ton-per-day ammonia unit, a 2,025 ton-per-day urea ammonium nitrate unit, and a dual-train gasifier complex having a capacity of 84 million standard cubic feet per day of hydrogen.
For further information, please contact:

Investor Relations:	Media Relations:
Stirling Pack, Jr.	Steve Eames
CVR Partners, LP	CVR Partners, LP
281-207-3464	281-207-3550
InvestorRelations@CVRPartners.com	MediaRelations@CVRPartners.com

CVR Partners, LP
The following tables summarize the financial data and key operating statistics for CVR Partners, LP (the “Partnership”) for the three months ended March 31, 2011 and 2010. Select balance sheet data is as of March 31, 2011 and December 31, 2010.

	Three Months Ended
	March 31,
	2011	2010
	(in millions)
	(unaudited)
Consolidated Statement of Operations Data:
Net sales	$57.4	$38.3
Cost of product sold — Affiliates*	1.5	1.0
Cost of product sold — Third parties*	6.0	4.0
Direct operating expenses — Affiliates*	0.7	0.5
Direct operating expenses — Third parties*	22.3	21.7
Insurance recovery — business interruption	(2.9)	—
Selling, general and administrative expenses — Affiliates*	6.4	2.9
Selling, general and administrative expenses — Third parties*	2.0	0.5
Depreciation and amortization	4.6	4.7

Operating income	$16.8	$3.0
Other income (expense), net	(0.1)	3.0

Income before income tax expense	$16.7	$6.0
Income tax expense	—	—

Net income	$16.7	$6.0

*	Amounts shown are exclusive of depreciation and amortization.

	As of March 31,	As of December 31,
	2011	2010
	(in millions)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$71.4	$42.7
Working capital	53.5	27.1
Total assets	479.5	452.2
Partners’ capital	423.5	402.2

	Three Months Ended
	March 31,
	2011	2010
	(in millions)
	(unaudited)
Other Financial Data:
Cash flows provided by operating activities	$32.1	$33.2
Cash flows used in investing activities	(1.8)	(1.2)
Cash flows used in financing activities	(1.7)	(33.9)

Net cash flow	$28.6	$(1.9)

	Three Months Ended
	March 31,
	2011	2010
	(in millions)
	(unaudited)
Non-GAAP Measures:

Reconciliation of Net Income to Adjusted Net Income and to Adjusted EBITDA:

Net Income	$16.7	$6.0
Adjustments:
Share-based compensation (1)	4.6	1.1

Adjusted net income (2)	$21.3	$7.1
Major scheduled turnaround expense	—	—
Depreciation and amortization	4.6	4.7
Interest (income) expense	—	(3.0)

Adjusted EBITDA (3)	$25.9	$8.8

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
Nitrogen Fertilizer Key Operating Statistics:

Production (thousand tons):
Ammonia (gross produced) (4)	105.3	105.1
Ammonia (net available for sale) (4)	35.2	38.2
UAN	170.6	163.8

Petroleum coke consumed (thousand tons)	124.1	117.7
Petroleum coke (cost per ton)	$15	$14

Sales (thousand tons):
Ammonia	27.3	31.2
UAN	179.3	155.8

Total sales	206.6	187.0

Product pricing (plant gate) (dollars per ton) (5):
Ammonia	$564	$282
UAN	$207	$167

On-stream factors (6):
Gasification	100.0%	96.0%
Ammonia	96.7%	94.2%
UAN	93.2%	90.6%

Reconciliation to net sales (dollars in millions):
Freight in revenue	$4.8	$3.5
Hydrogen revenue	—	—
Sales net plant gate	52.6	34.8

Total net sales	$57.4	$38.3

Market Indicators:
Natural gas NYMEX (dollars per MMBtu)	$4.20	$4.99
Ammonia — Southern Plains (dollars per ton)	$605	$330
UAN — Mid Cornbelt (dollars per ton)	$349	$245

(1)	CVR Partners has been allocated non-cash share-based compensation expense from CVR Energy, Inc., its affiliates and former affiliates (collectively “CVR Energy”). CVR Energy accounts for share-based compensation in accordance with Accounting Standards Codification (“ASC”) Topic 718 Compensation — Stock Compensation (“ASC 718”) as well as guidance regarding the accounting for share-based compensation granted to employees of an equity method investee. In accordance with ASC 718, CVR Energy applies a fair-value based measurement method in accounting for share-based compensation. The Partnership recognizes the costs of the share-based compensation incurred by CVR Energy on its behalf, primarily in selling, general and administrative expenses (exclusive of depreciation and amortization), and a corresponding increase or decrease to Partners’ Capital, as the costs are incurred on its behalf, following the guidance issued by the FASB regarding the accounting for equity instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services, which require remeasurement at each reporting period through the performance commitment period, or in the Partnership’s case, through the vesting period. Costs are allocated by CVR Energy based upon the percentage of time a CVR Energy employee provides services to CVR Partners. In accordance with a services agreement between the entities, CVR

Partners will not be responsible for the payment of cash related to any share-based compensation allocated to it by CVR Energy.

	Three Months Ended
	March 31,
	2011	2010
	(in millions)
	(unaudited)
Share-based compensation recorded in direct operating expenses:	$0.3	$0.2
Share-based compensation recorded in selling, general and administrative expenses:	4.3	0.9
Total share-based compensation	$4.6	$1.1

(2)	Adjusted net income results from adjusting net income for items that the Partnership believes are needed in order to evaluate results in a more comparative analysis from period to period. For the three months ended March 31, 2011 and 2010, net income was adjusted for the impact of share-based compensation. Adjusted net income is not a recognized term under GAAP and should not be substituted for net income as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(3)	Adjusted EBITDA is defined as net income before income tax expense, net interest (income) expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results. For the three months ended March 31, 2011 and 2010, EBITDA was adjusted for the impact of share-based compensation. Adjusted EBITDA is not a recognized term under GAAP and should not be substituted for net income as a measure of performance but should be utilized as a supplemental measure of performance in evaluating our business. Management believes that adjusted EBITDA provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies to better understand and evaluate our ongoing operating results and allows for greater transparency in the reviewing of our overall financial, operational and economic performance. Management believes it is appropriate to exclude certain items from EBITDA, such as share-based compensation and major scheduled turnaround expenses because management believes these items affect the comparability of operating results.

(4)	The gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN. The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(5)	Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period. Plant gate pricing per ton is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(6)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period.
Use of Non-GAAP Financial Measures
To supplement the actual results in accordance with GAAP for the applicable periods, the Partnership also uses non-GAAP measures as discussed above, which are adjusted for GAAP-based results. The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

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